FIFTH AMENDMENT TO THE

AMENDED AND RESTATED FUND ACCOUNTING SERVICING AGREEMENT

THIS FIFTH AMENDMENT, effective as of June 30, 2021, to the Amended and Restated Fund Accounting Servicing Agreement, dated as of June 30, 2019, as amended (the “Agreement”), is entered into by and between THE RBB FUND, INC., a Maryland corporation, (the “Company”) and U.S. BANCORP FUND SERVICES, LLC, a Wisconsin limited liability company (“USBFS”).

RECITALS

WHEREAS, the parties have entered into the Agreement; and

WHEREAS, he Company and USBFS desire to amend the series of the Company to add new Funds; and

WHEREAS, Section 13 of the Agreement provides that the Agreement may be amended by written agreement executed by both parties, and authorized or approved by the Board of Directors of the Company.

NOW, THEREFORE, the parties agree to amend and restate Exhibit A of the Agreement for the purposes of adding ACMAF Onshore Series LLC to the Agreement.

Exhibit A of the Agreement is hereby replaced with Exhibit A attached hereto.

Except to the extent amended hereby, the Agreement shall remain in full force and effect.

IN WITNESS WHEREOF, the parties hereto have caused this Fifth Amendment to be executed by a duly authorized officer on one or more counterparts as of the date and year first written above.

THE RBB FUND, INC.		U.S. BANCORP FUND SERVICES, LLC

By:	/s/ James G. Shaw	By:	/s/ Anita Zagrodnik

Printed Name:	James G. Shaw	Printed Name:	Anita Zagrodnik
Title:	CFO/Treasurer & Secretary	Title:	Senior Vice President 7/8/2021

Exhibit A to the Amended and Restated Fund Accounting Servicing Agreement

The separate Mutual Fund Series and ETF Series of the RBB Fund, Inc. and Certain Related Entities

Abbey Capital Futures Strategy Fund

Abbey Capital Onshore Series LLC

Abbey Capital Master Offshore Fund Limited

Abbey Capital Offshore Fund SPC

Abbey Capital Multi Asset Fund

ACMAF Master Offshore Limited

ACMAF Offshore SPC - Segregated Portfolio 1

ACMAF Offshore SPC Segregated Portfolio 2

ACMAF Offshore SPC - Segregated Portfolio 3

ACMAF Offshore SPC - Segregated Portfolio 4

ACMAF Offshore SPC - Segregated Portfolio 5

ACMAF Offshore SPC - Segregated Portfolio 6

ACMAF Onshore Series LLC

Adara Smaller Companies Fund

Aquarius International Fund

Boston Partners Small Cap Value Fund II

Boston Partners All-Cap Value Fund

Boston Partners Long/Short Equity Fund

Boston Partners Long/Short Research Fund

WPG Partners Small/Micro Cap Value Fund

Boston Partners Global Equity Fund

Boston Partners Global Long/Short Fund

Boston Partners Emerging Markets Dynamic Equity Fund

Boston Partners Emerging Markets Long/Short Offshore Fund Ltd.

Boston Partners Emerging Markets Fund

Boston Partners Global Equity Advantage Fund

Campbell Systematic Macro Fund

Campbell Systematic Macro Offshore Limited

Campbell Advantage Fund

Campbell Advantage Offshore Limited

Free Market Fixed Income Fund

Free Market International Equity Fund

Free Market US Equity Fund

Matson Money U.S. Equity VI Portfolio

Matson Money International Equity VI Portfolio

Matson Money Fixed Income VI Portfolio

SGI Global Equity Fund

SGI U.S. Small Cap Equity Fund

SGI U.S. Large Cap Equity Fund

SGI U.S. Large Cap Equity VI Portfolio

SGI Conservative Fund

SGI Peak Growth Fund

SGI Prudent Growth Fund

SGI Small Cap Growth Fund

MFAM Global Opportunities Fund

MFAM Mid Cap Growth Fund

MFAM Small-Cap Growth ETF

Motley Fool 100 Index ETF

Orinda Income Opportunities Fund

Stance Equity ESG Large Cap Core ETF

YieldX Diversified Income ETF

DriveWealth Power Saver ETF

DriveWealth Steady Saver ETF